As filed with the Securities and Exchange Commission on August 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

INFORMATICA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0333710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Cardinal Way, Redwood City, California 94063

(Address, including zip code, of Principal Executive Offices)

2009 EQUITY INCENTIVE PLAN

(Full title of the plan)

Sohaib Abbasi

President and Chief Executive Officer

Informatica Corporation

100 Cardinal Way

Redwood City, California 94063

(650) 385-5000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Jose F. Macias, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share, reserved under the 2009 Equity Incentive Plan (the “Plan”)	4,000,000	$38.12	$152,480,000	(2)	$20,799

(1)     This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Plan by reason of any dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of shares of the Registrant’s Common Stock outstanding.

(2)     Computed in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933. The proposed maximum offering price per share of $38.12 was computed by averaging the high and low prices of a share of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on August 6, 2013.

INFORMATICA CORPORATION

REGISTRATION STATEMENT ON FORM S-8

INTRODUCTION

This Registration Statement on Form S-8 is filed by Informatica Corporation, a Delaware corporation (the “Registrant”), relating to an additional 4,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the Registrant’s 2009 Equity Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information previously filed with the Commission by the Registrant are hereby incorporated by reference into this Registration Statement:

1.              The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on February 28, 2013 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.              The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 8, 2013 and for the quarter ended June 30, 2013, filed with the Commission on August 8, 2013, pursuant to Section 13(a) of the Exchange Act.

3.              The Registrant’s Current Reports on Form 8-K filed with the Commission on January 30, 2013, March 5, 2013, May 2, 2013, May 7, 2013 and May 24, 2013, and the Registrant’s Current Report on Form 8-K filed with the Commission on July 25, 2013 with respect to Item 5.02, pursuant to Section 13 or 15(d) of the Exchange Act.

4.              The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated April 26, 1999, as amended on November 6, 2001, filed pursuant to Section 12(g) of the Exchange Act.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

As of August 1, 2013, Mark A. Bertelsen, a member of the law firm Wilson Sonsini Goodrich & Rosati (“WSGR”) and a director of the Registrant, holds 25,477 shares of the Registrant’s Common Stock, options to purchase 45,000 shares of the Registrant’s Common Stock and 3,000 restricted stock units of the Registrant’s Common Stock.  WSGR is giving an opinion upon the validity of the shares being registered.

Item 6. Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s Amended and Restated Bylaws also provide for mandatory indemnification of its directors, executive officers, employees and agents, to the fullest extent permissible under Delaware law.

The Registrant’s Amended and Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the securities laws or state or federal environmental laws. The Registrant maintains a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

The Registrant has entered into indemnification agreements with its directors and officers that provide the maximum indemnity allowed to directors and officers by the General Corporation Law of the State of Delaware and the Registrant’s Amended and Restated Bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Document
4.1

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (Commission File No. 333-72677) filed on April 8, 1999)

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2000, Commission File No. 0-25871)

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 15, 2011, Commission File No. 0-25871)
4.4	2009 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 8, 2013, Commission File No. 0-25871)
5.1	Opinion of Counsel as to legality of securities being registered
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (see the signature page to this Registration Statement)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on August 8, 2013.

INFORMATICA CORPORATION

By:	/s/ Sohaib Abbasi
Sohaib Abbasi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Sohaib Abbasi and Earl E. Fry and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any or all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sohaib Abbasi	Chief Executive Officer, President and Chairman of	August 8, 2013
Sohaib Abbasi	the Board of Directors
(Principal Executive Officer)

/s/ Earl E. Fry	Chief Financial Officer, Chief Administration Officer	August 8, 2013
Earl E. Fry	and EVP, Global Customer Support and Services
(Principal Financial Officer and Principal
Accounting Officer)

/s/ Mark A, Bertelsen	Director	August 8, 2013
Mark A. Bertelsen

/s/ Amy Chang	Director	August 8, 2013
Amy Chang

/s/ Mark Garrett	Director	August 8, 2013
Mark Garrett

/s/ Gerald Held	Director	August 8, 2013
Gerald Held

/s/ Charles J. Robel	Director	August 8, 2013
Charles J. Robel

/s/ A. Brooke Seawell	Director	August 8, 2013
A. Brooke Seawell

/s/ Geoffrey Squire	Director	August 8, 2013
Geoffrey Squire

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (Commission File No. 333-72677) filed on April 8, 1999)

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2000, Commission File No. 0-25871)

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 15, 2011, Commission File No. 0-25871)
4.4	2009 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 8, 2013, Commission File No. 0-25871)
5.1	Opinion of Counsel as to legality of securities being registered
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (see the signature page to this Registration Statement)